Report of Independent Registered Public Accounting Firm

To the Board of Directors
Biofuel Technologies, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Biofuel Technologies, Inc. (a development stage company) as of December 31, 2009 and 2008,  and the related statements of operations, changes in shareholders' deficit, and cash flows for years then ended and for the period of August 1, 2008 (inception) through December 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Biofuel Technologies, Inc. as of December 31, 2009 and 2008, and the results of its operations, changes in shareholders' deficit and cash flows for the years then ended and for the period of August 1, 2008 (inception) through December 31, 2009, described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC
www.mkacpas.com

Houston, Texas

July 22, 2010

BioFuel Technologies, Inc.
(A Development Stage Company)
Balance Sheet

	December 31		March 31
	2009	2008	2010
			(Unaudited)
ASSETS

Current Assets
Cash and Cash Equivalents	$107,883	$6,394	$71,823
Total Current Assets	107,883	6,394	71,823

Equipment (net of depreciation of $1,786 and $123 for December 31, 2009 and 2008, respectively and $2,907 for March 31, 2010)	18,650	6,190	26,166

Total Assets	$126,533	$12,584	$97,989

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Due to Shareholder	28,066	35,371	28,066
Accounts Payable	209,666	7,562	216,250
Convertible Notes-Related Party	53,782	38,582	53,782
Convertible Notes	145,000	-	145,000
Accrued Interest	7,810	716	12,707
Total Current Liabilities	444,124	82,231	455,605

Total Liabilities	444,124	82,231	455,605

Stockholders' Equity (Deficit)
Common stock ($0.00 par value, 20,000,000 shares authorized, 14,170,000 and 13,000,000 issued and outstanding as of December 31, 2009 and 2008 respectively and 14,170,000 as of March 31, 2010)	58,500	-	58,500
Stock Payable (500,000 shares)	25,000	-	25,000
Additional Paid-in Capital	19,366	19,366	19,366
Deficit accumulated during development stage	(420,457)	(89,013)	(460,482)

Total Stockholders' Equity (Deficit)	(317,591)	(69,647)	(357,616)

Total Liabilities & Stockholders' Equity (Deficit)	$126,533	$12,584	$97,989

The accompanying notes are an integral part of these financial statements

BioFuel Technologies, Inc.
(A Development Stage Company)
Consolidated Statement of Operations

	Three Months		For the Year Ended		August 1, 2008
	Ended March 31		December 31		(Inception) to
	2010	2009	2009	2008	March 31, 2010
	Unaudited				Unaudited
Revenues	$-	$-	$-	$-	$-
Cost of Sales	-	-	-	-	-
Gross Profit	-	-	-	-	-

Operating Expenses
Depreciation expense	1,121	330	1,663	123	2,907
Operating, general and administrative expense	34,007	3,450	322,687	88,174	444,868
Total operating expenses	35,128	3,780	324,350	88,297	447,775

Interest Expense	4,897	951	7,094	716	12,707
Loss before provision for income taxes	40,025	4,731	331,444	89,013	460,482

Provision for income taxes	-	-	-	-	-
Total expenses	40,025	4,731	331,444	89,013	460,482
					.
Net loss	$(40,025)	$(4,731)	$(331,444)	$(89,013)	$(460,482)

Weighted number of common shares outstanding - basic and fully diluted	14,170,000	13,000,000	13,737,260	13,000,000	13,685,714
Loss per share basic and fully diluted	$-	$-	$(0.02)	$(0.01)	$(0.03)

The accompanying notes are an integral part of these financial statements

BioFuel Technologies, Inc.
(A Development Stage Company)
Consolidated Statement of Cash Flow

	Three Months		For the Year Ended		August 1, 2008
	Ended March 31		December 31		(Inception) to
	2010	2009	2009	2008	March 31, 2010
	Unaudited				Unaudited
Cash Flows from operating activities
Net Income	$(40,025)	$(4,731)	$(331,444)	$(89,013)	$(460,482)
Adjustments to reconcile net income to net cash provided by operating activities
Stock issued for compensation			25,000		25,000
Stock issued for services			58,500		58,500
Depreciation expense	1,121	330	1,663	123	2,907
Donated rent				19,366	19,366

Changes in Operating Assets and Liabilities
Accrued Interest	4,897	951	7,094	716	12,707
Due to shareholder	-	5,105	(7,305)	35,371	28,066
Accounts Payable	6,584	(7,562)	202,104	7,562	216,250
Total Adjustments	(27,423)	(5,906)	(44,388)	(25,875)	(97,686)

Net Cash provided by Operations	(27,423)	(5,906)	(44,388)	(25,875)	(97,686)

Cash Flows from investing activities
Used For
Equipment	(8,637)	(456)	(14,123)	(6,313)	(29,073)
Net cash used in investing	(8,637)	(456)	(14,123)	(6,313)	(29,073)

Cash Flows from financing activities
Proceeds From
Borrowing on debt	-	-	160,000	38,582	198,582
Net cash used in financing	-	-	160,000	38,582	198,582

Net increase (decrease) in cash	$(36,060)	$(6,363)	$101,489	$6,394	$71,823

Cash Balance at Beg of Period	107,883	6,394	6,394	-	-
Cash Balance at End of Period	$71,823	$31	$107,883	$6,394	$71,823

The accompanying notes are an integral part of these financial statements

BioFuel Technologies, Inc.
(A Development Stage Company)
Consolidated Statement of Stockholders' Equity (Deficit)

				Additional		Accumulated
	Common Stock		Stock	Paid-in	Earnings/	Stockholders'
	Shares	Amount	Payable	Capital	(Deficit)	(Deficit)
Balance August 1, 2008
Founders shares	13,000,000	$-	$-	$-	$-	$-
Donated rent		-	-	19,366	-	19,366
Net Loss		-	-	-	(89,013)	(89,013)
Balance December 31, 2008	13,000,000	-	-	19,366	(89,013)	(69,647)

Stock Payable	-	-	25,000	-	-	25,000
Stock issued for services	1,170,000	58,500	-	-	-	58,500
Net Loss					(331,444)	(331.444)

Balance December 31, 2009	14,170,000	58,500	25,000	19,366	(420,957)	(317,591)

Net Loss					(40,025)	(40,025)
Balance March 31, 2010	14,170,000	$58,500	$25,000	$19,366	$(460,982)	$(357,616)

The accompanying notes are an integral part of these financial statements

BIOFUEL TECHNOLOGIES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

Note 1 - Nature of the Business

Nature of the Business - BioFuel Technologies, Inc. ("we," "us," or the "Company") was organized under the laws of the State of Georgia on August 1, 2008.  We propose to construct and operate a biodiesel manufacturing facility that, when completed, will have the capacity to produce up to 80 million gallons per year of biodiesel fuel.  We also expect the biodiesel plant to annually produce approximately 750,000 gallons of crude glycerin, which is a co-product of the biodiesel production process.  Biodiesel is a biodegradable, nontoxic alternative fuel produced from multiple types of vegetable oil and other feedstocks.  Biodiesel performs comparably to petroleum-based diesel in vehicle, marine, power generation and home heating oil applications.  Biodiesel can be used as a direct replacement for diesel fuel at levels up to 100% and can also be blended with diesel in any percentage.  On July 1, 2010, rules and accompanying compliance mechanisms, known as renewable fuel standards, went into effect mandating that certain minimum amounts of biofuels, such as biodiesel, are blended into the national transportation fuel supply.  We believe that these rules will serve as the impetus for the development and growth of our business.  Since our inception, our operations have comprised designing our biodiesel production facility and negotiating to lease or purchase the real property at which we will site our facility.  We require significant capital to fund the entire range of our proposed activities.

As of March 31, 2010, the Company is in the development stage and has not generated any revenues.

Note 2 - Going Concern

 The Company incurred a net loss of $ $40,025 for the three months ended March 31, 2010, $331, 444 and $89,013 for the years ended December 31, 2009 and 2008, respectively.  The Company's liabilities exceed its assets by $357,616 as of March 31, 2010.  The Company has not generated revenues to date. These factors create substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if  the  Company  is  unable  to  continue  as  a  going  concern

The  ability  of  the  Company  to  continue  as a going concern is dependent on securing  additional  sources  of capital from the sale of equity and/or obtaining debt financing to fund the development of revenue generating activities.  Management’s plans include selling equity securities and obtaining debt financing to fund its capital requirements, including the construction of a biodiesel manufacturing facility; however, there can be no assurance the Company will be successful in these efforts.

Note 3 - Significant Accounting Policies

Basis of Presentation - The financial statements included herein are prepared under the accrual basis of accounting.

Unaudited Interim Financial Information- The accompanying balance sheet as of March 31, 2010, statements of operations for the three months ended March 31, 2010 and 2009, statement of owners' equity for the three months ended March 31, 2010 and statements of cash flows for the three months ended March 31, 2010 and 2009 are unaudited. These unaudited interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). In the opinion of the Company's management, the unaudited interim consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and include all adjustments necessary for the fair presentation of the Company's statement of financial position at March 31, 2010 and its results of operations and its cash flows for the three months ended March 31, 2010 and 2009. The results for the three months ended March 31, 2010 are not necessarily indicative of the results to be expected for the fiscal year ending December 31, 2010.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses. Significant estimates subject to material changes in the near term include restructuring and impairment charges, inventory valuation, deferred tax assets, allowance for doubtful accounts, promotional accruals, sales returns and allowances, actuarial assumptions of pension plans, the estimated fair value of embedded derivative liabilities, settlement accruals, restructuring, valuation of investments, including other than temporary impairments to such investments, accounting for investments in equity securities, and litigation and defense costs. Actual results could differ from those estimates.

BIOFUEL TECHNOLOGIES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

Cash and Cash Equivalents - For purposes of the Statement of Cash Flows, the Company considers liquid investments with an original maturity of three months or less to be cash equivalents.  The Company places its cash and cash equivalents with large commercial banks. The Federal Deposit Insurance Corporation (“FDIC”) insures these balances, up to $250,000.  All of the Company’s cash balances at December 31, 2009 and 2008 and March 31, 2010 are insured.  At December 31, 2009 and 2008 and March 31, 2010 there were no cash equivalents.

Start-Up Cost - Start-up cost and organizational costs are expensed when incurred.

Advertising Costs - All cost associated with advertising and promotions are expensed as incurred.

Revenue Recognition - There are no current revenues now or expected during the start-up of the Company.  Once we start operations and producing bio-diesel our revenue will be recorded when the Company delivers bio-diesel fuel to our customers.  Additional revenue will be recognized when we ship glycerin which is our only by-product.  Our design and fabrication business will also create additional revenue opportunities by manufacturing components for alternate energy industries such as solar, wind and turbine generation power systems.   These revenues will be recognized as work is performed under contractual agreement.

Allowance for Doubtful Accounts - The Company does not currently have a policy with respect to allowances for doubtful accounts.  Once we become operational and commence recording revenue, we will evaluate our uncollectible receivables and record an allowance for doubtful accounts as required.

Income Taxes - The Company accounts for income taxes under the liability method and records deferred taxes for the impact of temporary differences between the amounts of assets and liabilities recognized for financial reporting purposes and the amounts recognized for tax purposes. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.   Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Impairment of Long-Lived Assets - Long-lived assets and certain identifiable intangible assets to be held and used are reviewed for impairment whenever events or changes in circumstance indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of an impairment loss for long-lived assets and certain identifiable intangible assets that management expects to hold and use is based on the fair value of the asset. Long-lived assets and certain identifiable intangible assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

Fair Value of Financial Instruments - The Company’s financial instruments consist of cash and cash equivalents, accounts payable, accrued liabilities and long-term debt. The estimated fair value of cash, accounts payable and accrued liabilities approximate their carrying amounts due to the short-term nature of these instruments. The carrying value of long-term debt also approximates fair value since their terms are similar to those in the lending market for comparable loans with comparable risks. None of these instruments are held for trading purposes.

Inputs used in the valuation to derive fair value are classified based on a fair value hierarchy which distinguishes between assumptions based on market data (observable inputs) and an entity’s own assumptions (unobservable inputs). The hierarchy consists of three levels:

Level one — Quoted market prices in active markets for identical assets or liabilities;

Level two — Inputs other than level one inputs that are either directly or indirectly observable; and

Level three — Unobservable inputs developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.

BIOFUEL TECHNOLOGIES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

Determining the category in which an asset or liability falls within the hierarchy requires significant judgment. The Company evaluates its hierarchy disclosures each period.

The following table presents assets and liabilities that are measured and recognized at fair value on a non-recurring basis at December 31, 2009:
Description	Level 1	Level 2	Level 3	Total Gains/ (Losses)
Cash and Cash Equivalents	$-	$107,883	$-
Due to Shareholder	$-	$28,066	$-
Convertible Notes	$-	$198,582	$-

The following table presents assets and liabilities that are measured and recognized at fair value on a non-recurring basis at December 31, 2008:
Description	Level 1	Level 2	Level 3	Total Gains/ (Losses)
Cash and Cash Equivalents	$-	$6,394	$-
Due to Shareholder	$-	$35,371	$-
Convertible Notes	$-	$38,582	$-

The following table presents assets and liabilities that are measured and recognized at fair value on a non-recurring basis at March 31, 2010:
Description	Level 1	Level 2	Level 3	Total Gains/ (Losses)
Cash and Cash Equivalents	$-	$71,823	$-
Due to Shareholder	$-	$28,066	$-
Convertible Notes	$-	$198,582	$-

Stock Based Compensation - The Company estimates the fair value of share-based payment awards made to employees and directors, including stock options, restricted stock and employee stock purchases related to employee stock purchase plans, on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as an expense ratably over the requisite service periods.  We estimate the fair value of each share-based award using the Black-Scholes option pricing model. The Black-Scholes model is highly complex and dependent on key estimates by management. The Company has not issued any options or warrants to date. All transactions in which goods or services are the consideration received for the issuance of equity instruments are account for based on the fair value at the date of grant of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

Basic and Diluted Loss per Share - The basic net loss per common share is computed by dividing the net loss by the weighted number of shares outstanding.  The diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” by the weighted number of shares outstanding plus potential dilutive securities.  For the periods represented, there were no outstanding potential common stock equivalents therefore basic and diluted results per share are the same.

New Accounting Pronouncements - In October 2009, the Financial Accounting Standards Board (“FASB”) issued new revenue recognition standards for arrangements with multiple deliverables, where certain of those deliverables are non-software related. The new standards permit entities to initially use management’s best estimate of selling price to value individual deliverables when those deliverables do not have Vendor Specific Objective Evidence (“VSOE”) of fair value or when third-party evidence is not available. Additionally, these new standards modify the manner in which the transaction consideration is allocated across the separately identified deliverables by no longer permitting the residual method of allocating arrangement consideration. These new standards are effective for annual periods ending after June 15, 2010 and early adoption is permitted. The Company is currently evaluating the impact of adopting this standard on the Company’s consolidated financial position, results of operations and cash flows.

BIOFUEL TECHNOLOGIES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

In June 2009, the FASB issued guidance establishing the Codification as the source of authoritative U.S. Generally Accepted Accounting Principles (“U. S. GAAP”) recognized by the FASB to be applied by non-governmental entities. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. The Codification supersedes all existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative. The FASB will no longer issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts. Instead, the FASB will issue Accounting Standards Updates, which will serve only to update the Codification, provide background information about the guidance and provide the bases for conclusions on changes in the Codification. All content in the Codification carries the same level of authority, and the U.S. GAAP hierarchy was modified to include only two levels of U.S. GAAP: authoritative and non-authoritative. The Codification is effective for the Company’s interim and annual periods beginning with the Company’s year ending December 31, 2009. Adoption of the Codification affected disclosures in the Financial Statements by eliminating references to previously issued accounting literature, such as SFASs, EITFs and FSPs.

 In June 2009, the FASB issued amended standards for determining whether to consolidate a variable interest entity. These new standards amend the evaluation criteria to identify the primary beneficiary of a variable interest entity and require ongoing reassessment of whether an enterprise is the primary beneficiary of the variable interest entity. The provisions of the new standards are effective for annual reporting periods beginning after November 15, 2009 and interim periods within those fiscal years. The adoption of the new standards will not have an impact on the Company’s financial position, results of operations and cash flows.

In May 2009, the FASB issued guidance establishing general standards for accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued and shall be applied to subsequent events not addressed in other applicable generally accepted accounting principles. This guidance, among other things, sets forth the period after the balance sheet date during which management should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements and the disclosures an entity should make about events or transactions that occurred after the balance sheet date. The adoption of this guidance had no impact on the Company’s financial position, results of operations and cash flows.

Note 4 - Property and Equipment

Property and equipment are carried at cost, net of accumulated depreciation.  Depreciation is computed using the straight-line method over the following estimated useful lives:

Vehicles	2 years
Furniture and Fixtures	7 years
Machinery and Equipment	5 years
Office and Computer Equipment	3 years
Signs	7 years
Buildings	40 years

When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in operations for the period.  The cost of maintenance and repairs is charged to operations as incurred.  Significant renewals and betterments are capitalized.   Property plant and equipment in the process of being installed and/or modified for production purposes is carried in construction in progress until it becomes operational. Once the property and and/or equipment becomes operational the Company begins depreciated using the useful lives indicated above.

BIOFUEL TECHNOLOGIES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

Property plant and equipment consists of:

	December 31		March 31,
	2009	2008	2010
			Unaudited

Machinery	$20,436	$6,313	$29,073
Accumulated Depreciation	1,786	123	2,907
Net Book Value	$18,650	$6,190	$26,166

The Company had machinery on hand, net of accumulated depreciation, in the amount $18,650 and $6,190 as of December 2009 and 2008, respectively and $26,166 as of March 31, 2010.  The equipment is in the process of being modification into production equipment. Depreciation expense totaled $1,663 and $123 for the years ended December 31, 2009 and 2008, respectively, and $1,121 and $0 for the three months ended March 31, 2010 and 2009, respectively.

Note 5 – Convertible Notes

Notes payable and long-term debt consists of:

	Interest	December 31		March 31
	Rate	2009	2008	2010
				Unaudited

Convertible Notes-Related Party Long Term	10%	53,782	38,582	53,782
Convertible Notes- Long Term	10%	145,000	0	145,000
Current maturity of long term debt	10%	(198,782)	(38,582)	(198,782)
Amount due after one year	10%	-	-	-

During 2009 and 2008, the Company issued short-term convertible promissory notes, bearing interest at the rate of 10% per annum, and convertible by the investor at the rate of $0.50 per share of common stock.  The Company evaluated the notes and noted no beneficial conversion feature as defined by current accounting guidance.   The convertible promissory notes contain reset provisions to the conversion price if the Company issues equity at a price less than the conversion price of $0.50 as set forth in such notes. This ratchet provision results in a derivative liability, however, the Company obtained a waiver from each note holder in which the holder elected to relinquish his rights to the reset provision. Thus, as of March 31, 2010 and December 31, 2009 and 2008, there is no derivative liability.

The Company has recorded interest expense of $4,897 for the three months ended March 31, 2010, interest expense of $7,094 and $716 for the years ended December 31, 2009 and 2008, respectively.

Note 6 – Due to Shareholder

During 2008 an officer of the Company paid $35,371 of operating expenses on behalf of the Company. During 2009 the Company reimbursed the officer $7,305. The borrowings were treated as a trade payable thus the Company did not impute interest.

BIOFUEL TECHNOLOGIES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

Note 7 - Related Party Transactions

During 2008 the Company leased a facility from the founder of the Company.   The fair value of the leased space was $19,366 greater than the amount paid by the Company. Therefore, $19,366 was recorded in Additional Paid in Capital as donated rent expense. The lease was month-to-month and terminated on January 1, 2009.

During 2008, the Company had $38,582 in convertible promissory notes, bearing interest at the rate of 10% per annum, and convertible by the investor at the rate of $0.50 per share of common stock.

On May 15, 2009 the Company issued 1,170,000 shares of common stock to two related parties for professional services rendered.  The aggregate fair market value of the shares on the date of grant was $58, 500 based upon the recent sales price of common stock of $0.05 per share.

During 2009, the Company had $53,782 in convertible promissory notes, bearing interest at the rate of 10% per annum, and convertible by the investor at the rate of $0.50 per share of common stock.

On July 20, 2010, the Company entered into a Settlement Agreement with the employee under which the Company agreed to (i) pay him the sum of $200,000 ($15,000 of which was allocated to payment for equipment contributed to the Company) upon the receipt of capital commitments totaling at least $2.5 million and (ii) issue to the former employee 500,000 shares of common stock. As of December 31, 2009, the $200,000 cash payment is included in Accounts Payable in addition to accrued payroll taxes of $9,667. The 500,000 shares of common stock was valued at $25,000 based on the most recent sale of common stock at $0.05 per share and is included in stock payable at December 31, 2009.

Note 8 – Stockholders’ Equity

Upon incorporation, the Company was authorized to issue 500 shares of common stock, no par value per share.  On September 14, 2009, the Company amended its articles of incorporation to increase the number of shares of common stock it is authorized to issue to 20,000,000 shares of common stock.  On May 24, 2010,  the Company amended its articles of incorporation to increase the number of shares of common stock it is authorized to issue from 20,000,000 shares to 25,000,000 shares and affect a 1.3-for-1 split of the outstanding shares of common stock. All information has been adjusted to reflect the stock split as it took place as of the earliest period presented.

Common Stock
From inception to January 15, 2009, 13,000,000 shares were issued to the founders of the Company.

On May 15, 2009 the Company issued 1,170,000 shares of common stock to two related parties for professional services rendered.  The aggregate fair market value of the shares on the date of grant was $58, 500 based upon the recent sales price of common stock of $0.05 per share.

The Company issued 500,000 shares of common stock to a former employee under the terms of a Settlement Agreement dated July 20, 2010. The fair market value on the date of grant was $25,000 based upon the recent sales price of common stock of $0.05 per share. The amount was recorded in stock payable as of December 31, 2009.

Note 9 - Settlement Payable

The Company had been party to an Employment Agreement with an individual to serve as its chief executive officer.  The agreement was dated October 1, 2008.  Under the Employment Agreement, the employee would have been entitled to receive a base salary of $175,000 per year during the five year term of the agreement.  In addition, he would have been entitled to receive an incentive salary at a rate of 14% of the Company's adjusted net profits (as defined in the agreement) upon first revenues, increasing to 20% of adjusted net profits commencing in the fourth year of the agreement.  The Company agreed to issue to the employee a number of shares of stock equal to 14% of  the total shares issued, increasing to 20% in the third year of the agreement, subject to anti dilution provisions.  In the event that the Company terminated the employee for cause, he would be entitled to all of the cash compensation payable under the agreement, plus a bonus and to receive an indeterminate number of shares of common stock.  On September 1, 2009 the Company terminated the Employment Agreement for cause.  On July 20, 2010, the Company entered into a Settlement Agreement with the employee under which the Company agreed to (i) pay him the sum of $200,000 ($15,000 of which was allocated to payment for equipment contributed to the Company) upon the receipt of capital commitments totaling at least $2.5 million and (ii) issue to the former employee 500,000 shares of common stock. As of December 31, 2009, the $200,000 cash payment is included in Accounts Payable in addition to accrued payroll taxes of $9,667. The 500,000 shares of common stock was valued at $25,000 based on the most recent sale of common stock at $0.05 per share and is included in stock payable at December 31, 2009.

BIOFUEL TECHNOLOGIES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

Note 10- Income Taxes

During 2009 and 2008, the Company incurred net losses, and therefore had no tax liability.  The net deferred tax asset generated by the loss carry forward has been fully reserved.  The cumulative net loss carry forward is approximately $147,160 and $31,155 for the years ended December 31, 2009 and 2008 respectively, and will expire beginning in the year 2028.

At December 31, 2009, the net deferred tax asset consisted of the following:

Net Operating Loss	$147,160
Less: Valuation allowance	$(147,160)
Net Deferred tax asset	$-

Note 11 - Subsequent Events

On April 30, 2010, the Company amended its articles of incorporation to increase the number of shares of common stock it is authorized to issue from 20,000,000 shares to 25,000,000 shares and affect a 1.3-for-1 split of the outstanding shares of common stock.

On May 12, 2010, the Company sold 1,000 shares of its common stock to a third party for $0.05 per share.

On June 10, 2010, the Company’s Board of Directors approved an issuance of 100,000 shares of common stock to two third parties for services rendered for a total $5,000 based upon the most recent sale of common stock at $0.05 per share.

On June 15, 2010, the Company issued 426,134 shares of common stock to note holders for conversion of principal of $198,000 and accrued interest of $15,067.

On July 20, 2010, the Company entered into a Settlement Agreement with the employee under which the Company agreed to (i) pay him the sum of $200,000 ($15,000 of which was allocated to payment for equipment contributed to the Company) upon the receipt of capital commitments totaling at least $2.5 million and (ii) issue to the former employee 500,000 shares of common stock.

On July 27, 2010, the Company completed a reverse acquisition transaction through a share exchange with The Forsythe Group Two, Inc. and its shareholders whereby we acquired 14,697,134 shares of its common stock, which, after giving effect to the cancellation of 300,000 shares of common stock by Quality Investment Services, LLC, the sole stockholder, under a Contribution and Cancellation Agreement, constituted 95.45% of its outstanding common stock.  As a result of the reverse acquisition, the Company became a subsidiary of The Forsythe Group Two, Inc. and our stockholders became controlling stockholders in The Forsythe Group Two, Inc.  The reverse acquisition was accounted for as a recapitalization effected by a share exchange, wherein the Company is considered the acquirer for accounting and financial reporting purposes.